THE GABELLI CONVERTIBLE SECURITIES FUND, INC. (the "Fund")
EXHIBIT TO ITEM 77C

	On May 15, 2000, the Fund held its Annual Meeting of Shareholders to (1) elect three Directors of the Fund and (2) ratify the selection of PricewaterhouseCoopers L.L.P. as the independent accountants of the Fund for the fiscal year ending December 31, 2000. The results of each proposal are as follows:

1.	To elect three Directors of the Fund, with holders of the Fund's
Common Stock and holders of its 7.25% Cumulative Preferred Stock ("Preferred Stock"), voting together as a single class.








For




Withholding
Authority
Percent Represented
at the Meeting
Voting in Favor
(Common and Preferred Shareholders voting as a single Class

E. Val Cerutti
6,943,861.18
70,417.80
98.99%
Dugald A. Fletcher
6,935,055.15
79,223.84
98.87%
Anthony R. Pustorino
6,924,389.89
89,889.10
99.71%

	The remaining Directors in office are: Felix J. Christiana, Anthony J. Colavita, Mario J. Gabelli, Karl Otto Pohl, Anthonie C. van Ekris and Salvatore J. Zizza.

2.	To ratify the selection of PricewaterhouseCoopers LLP as the independent accountants of the Fund for the year ending December 31, 2000.

(Common Stock and Preferred Stock Entitled to Vote Together as a Single Class)

For				Against			Abstain
	6,929,554.57			30,150.04		54,574.38
	(98.37%)


THE GABELLI CONVERTIBLE SECURITIES FUND, INC. (the "Fund")
EXHIBIT TO ITEM 77Q1(a)

THE GABELLI CONVERTIBLE SECURITIES FUND, INC.

AS PROPOSED NOVEMBER 17, 1999


	The By-Laws of The Gabelli Convertible Securities Fund, Inc. (the "Corporation") be, and they hereby are, amended to add the following Section to Article I of the Trust's By-Laws.

"Section 1.11 - Notice of Stockholder Business. At any annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting, the business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder.

	For business to be properly brought before an annual or special meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, any such notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than 60 days prior to the date of the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, any such notice by a stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual or special meeting was given or such public disclosure was made.

	Any such notice by a stockholder shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (i) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the capital stock of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section 1.11. The chairman of the annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.11, and, if he should determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be considered or transacted. "




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